STANDSTILL AGREEMENT


       THIS STANDSTILL AGREEMENT ("Agreement"), effective as of the date of the last signing below, is between Garan, Incorporated ("Garan"), Royce & Associates, Inc. ("Royce"), Brandywine Asset Management, Inc. ("Brandywine"), and Legg Mason, Inc. ("Legg Mason").

RECITALS


	WHEREAS, Royce and Brandywine (each a "Legg Mason Subsidiary," collectively, the "Legg Mason Subsidiaries") are wholly-owned subsidiaries of Legg Mason;

       WHEREAS, the Legg Mason Subsidiaries are registered investment advisers that provide discretionary investment advisory services to various individual, institutional and other clients ("Clients");

       WHEREAS, as a result of the investment advisory services provided to Clients, the Legg Mason Subsidiaries together with their "Affiliates," as that term is defined in Garan's Amended and Restated Rights Agreement dated April 21, 1993 (the "Rights Agreement"), including Private Capital Management, L.P., may be deemed to be the "Beneficial Owner" (as defined in the Rights Agreement) of more than 20% of the issued and outstanding common stock of Garan ("Garan Stock");

       WHEREAS, the Legg Mason Subsidiaries and Legg Mason are willing to execute this Agreement, provided Garan and its Board of Directors do not initiate any course of action under the Rights Agreement that would result in a dilution of the Legg Mason Subsidiaries' holdings in Garan Stock as a result of the present ownership of Garan Stock by Legg Mason and its subsidiaries and Affiliates;

       NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by Garan, the Legg Mason Subsidiaries and Legg Mason as follows:

1.  Standstill by Legg Mason Subsidiaries

Each Legg Mason Subsidiary agrees that, absent the prior written consent of Garan, it will not:

       (a) Acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise for value, or initiate contact with any person with the intent to advise, encourage, or assist such person to purchase or acquire in any manner any shares of Garan Stock, or participate with or provide assistance to any person in the purchase or other acquisition of Garan Stock;

	(b) Form, join, or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act") with respect to Garan Stock;

       (c) "Solicit" proxies with respect to Garan Stock under any circumstances or become a "participant" by taking a position contrary to that of the Board of Directors of Garan in any contest relating to the election of directors of Garan or any other matters submitted to shareholders at an annual meeting or any special meeting; a Legg Mason Subsidiary shall be deemed to "solicit" or to be such a "participant" if it counsels or advises or otherwise provides assistance to any person who undertakes or makes such a "solicitation" or is such a "participant" but shall not, in any event, be deemed to "solicit" or to be such a "participant" by reason of the exercise, in compliance with this Agreement, of its voting rights with respect to Garan Stock; or

       (d) Initiate, commence or propose, or induce or attempt to induce, or give encouragement to any other person to initiate, commence or propose, any tender or exchange offer for Garan Stock or any "affiliated transaction" (as that term is defined in Section 13.1-725 of the Code of Virginia, as in effect on the date of this Agreement, but with the phrase "any other Person" substituted for the phrase "any interested shareholder").

2.	Standstill Instruction by Legg Mason

Legg Mason will instruct all of its investment advisory subsidiaries, other than Legg Mason Wood Walker , Incorporated ("LMWW"), to refrain from acquiring any additional shares of Garan Stock for themselves or for any discretionary client account for so long as Legg Mason's subsidiaries, in the aggregate, may be deemed to be the Beneficial Owner of 20% or more of the outstanding Garan Stock.

3.	Standstill by Garan

Based upon the amended Sections 1(a) and 1(e)(i) of the Rights Agreement, copies of which are attached, and the understanding that shares of Garan Stock which LMWW may be deemed to beneficially own shall not be taken into account, Garan and its Board of Directors agree not to take any action, including but not limited to actions available under the Rights Agreement, that would result in a dilution of the Legg Mason Subsidiaries' holdings in Garan Stock as a result of the current holdings of Garan Stock by Legg Mason and/or its subsidiaries and Affiliates.

4.	Dispute Resolution

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration by one arbitrator in New York, New York, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

5.	Notices

All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

       To Garan:

       	350 Fifth Avenue
       	New York, New York 10118
       	Attention: Seymour Lichtenstein, Chairman

       With a copy to:

       	Tannenbaum Dubin & Robinson, LLP
       	1140 Avenue of the Americas
       	New York, New York 10036
       	Attention: Marvin S. Robinson, Esq.

       To Royce:

       	1414 Avenue of the Americas
       	New York, New York 10019
       	Attention: Howard J. Kashner, Esq.

       To Brandywine:

       	Three Christina Centre
       	201 North Walnut Street
       	Wilmington, Delaware 19801
       	Attention:____________________

       To Legg Mason:

       	100 Light Street
       	Baltimore, Maryland 21202
       	Attention: Legal and Compliance Department

6.	Miscellaneous

Each of the undersigned agrees that this Agreement: (a) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia as if it was an agreement made and to be performed entirely within such State;
(b) may not be modified or amended except by a writing signed by each of the undersigned; (c) may not be assigned by the undersigned; (d) shall be binding upon each of Garan, Royce, Brandywine, and Legg Mason and their successors; and (e) contains the entire agreement and understanding between the undersigned with respect to the subject matter of this Agreement and supersedes all prior agreements, arrangements, and understandings, written or oral, between the undersigned with respect to the subject matter of this Agreement.

       IN WITNESS WHEREOF, each party has signed or caused its representative to sign this Agreement on the dates indicated below.



GARAN, INCORPORATED

By: 	/S/___________________________		Date: November 5, 2001
       Seymour Lichtenstein, Chairman

ROYCE & ASSOCIATES, INC.

By: 	/S/___________________________		Date: November 1, 2001
       ______________________________


BRANDYWINE ASSET MANAGEMENT, INC.

By: 	/S/___________________________		Date: November 5, 2001
       ______________________________


LEGG MASON, INC.

By: 	/S/___________________________		Date: November 7, 2001



       "1(a)	'Acquiring Person' shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall at any time become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan; provided that if such Person, together with all Affiliates and Associates of such Person, became the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding as a result of (i) a decrease in the number of outstanding shares of Common Stock caused by a transaction approved by the Continuing Directors or (ii) a merger or other business combination involving such Person that the Continuing Directors determine was not effected for the purpose of increasing such Person's ownership of shares of Common Stock, then such Person shall not be an Acquiring Person until such time as both (A) such Person or an Affiliate or Associate of such Person becomes the Beneficial
Owner of one or more additional shares of Common Stock (other than as the result of a subsequent transaction described in clause (i) or (ii) above), and
(B) such Person, together with all Affiliates and Associates of such Person, is then the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding."

       "1(e)(i)	that such Person or any of such Person's Affiliates or
Associates own, directly or indirectly, provided that ownership of shares of Common Stock shall not be attributed to any Person if, assuming such shares constituted more than 5% of the outstanding shares of Common Stock, such Person's ownership thereof would meet the conditions in Rule 13d-1(b)(1) of the Exchange Act for reporting on Schedule G, rather than Schedule D;"